Exhibit 107

Calculation of Filing Fee Tables

Form S-11

(Form Type)

reAlpha Tech Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Fees to Be Paid	Equity	Common Stock, par value $0.001 per share	(1)	4,151,519	(1)	$1,284,895.13	0.000110200	$141.59		-	-	-	-
Fees Previously Paid	-	-	-	-	-	-	-	-		-	-	-	-

			Total Offering Amount			$1,284,895.13		$141.59

			Total Fees Previously Paid			-		-

			Total Fee Offsets			-		$279.17	(3)

			Net Fees Due			-		$0.00	(3)

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims		S-1	333-271307	April 18, 2023	-	$279.17 (3)	-	-	-	-	-
Fee Offset Sources	reAlpha Tech Corp.	S-1	333-271307	-	April 18, 2023	-	-	-	-	-	$279.17 (3)
Rule 457(p)
Fee Offset Claims	-	-	-	-	-	-	-	-	-	-	-
Fee Offset Sources	-	-	-	-	-	-	-	-	-	-	-

(1)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(a) of the Securities Act. Given that there is no proposed maximum offering price per share of common stock, the registrant calculates the proposed maximum aggregate offering price, by analogy to Rule 457(f)(2), based on the book value per share of common stock the registrant registers of $0.3095 per share, which is calculated from its balance sheet as of April 30, 2023. Given that the registrant’s shares of common stock are not traded on an exchange or over-the-counter, the registrant did not use the market prices of its common stock in accordance with Rule 457(c).

(2)	Represents 4,151,519 shares of the registrant’s common stock being registered for resale by our stockholders identified in this prospectus, or their permitted transferees, in connection with our direct listing on the Nasdaq Capital Market.

(3)	On April 18, 2023, the registrant filed a Registration Statement on Form S-1 (File No. 333-271307) (the “Prior Registration Statement”) with the Securities and Exchange Commission and paid a registration fee of $279.17. Pursuant to Rule 457(b) under the Securities Act, the Company hereby offsets the total registration fee due under this Registration Statement against the fees previously paid in connection with the Prior Registration Statement. Accordingly, an amount of $0 will be paid under this Registration Statement after an offset amount of $279.17 is applied to this Registration Statement’s registration fee.